Exhibit (i)

KIRKPATRICK & LOCKHART LLP                      1800 Massachusetts Avenue, N.W.
                                                Second Floor
                                                Washington, D.C. 20036-1800
                                                202.778.9000
                                                www.kl.com


November 26, 2002


AmSouth Funds
3435 Stelzer Road
Columbus, Ohio  43219

Ladies and Gentlemen:

          We have acted as counsel to AmSouth Funds, a Massachusetts business trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 38 to the Trust's Registration Statement on Form N-1A (File Nos. 33-21660; 811-5551) (the "Post-Effective Amendment"), registering an indefinite number of Class A, Class B and Class I shares of beneficial interest of AmSouth Value Fund, AmSouth Select Equity Fund, AmSouth Enhanced Market Fund, AmSouth Large Cap Fund,
AmSouth Capital Growth Fund, AmSouth Mid Cap Fund, AmSouth Small Cap Fund, AmSouth International Equity Fund, AmSouth Balanced Fund, AmSouth Strategic
Portfolios: Aggressive Growth Portfolio, AmSouth Strategic Portfolios: Growth Portfolio, AmSouth Strategic Portfolios: Growth and Income Portfolio; AmSouth Strategic Portfolios: Moderate Growth and Income Portfolio, AmSouth Government Income Fund, AmSouth Limited Term Bond Fund, AmSouth Bond Fund, AmSouth Municipal Bond Fund, AmSouth Florida Tax-Exempt Fund, AmSouth Tennessee Tax-Exempt Fund and the Class A, Class B, Class I and Institutional Class Shares of beneficial interest of AmSouth Prime Money Market Fund, AmSouth U.S. Treasury Money Market Fund, AmSouth Tax-Exempt Money Market Fund and AmSouth Treasury Reserve Money Market Fund and the Class A, Class B and Institutional Class shares of beneficial interest of AmSouth Institutional Prime Obligations Money Market Fund (the "Shares"), each a series of the Trust, under the Securities Act of 1933, as amended (the "1933 Act").

          You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Trust's Declaration of Trust, as amended (the "Declaration") and Bylaws and the trust action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

          Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of


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AmSouth Funds
November 26, 2002
Page 2



the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Shares to be issued have been duly authorized for issuance by the Trust; and

          2. When issued and paid for upon the terms provided in the current registration statement relating to the Shares, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state law regulating the offer and sale of securities, the Shares to be issued will be validly issued, fully paid and non-assessable.

          This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment and any subsequent amendments to the Trust's registration statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. This opinion may not be relied upon by any other person or for any other purpose without our express written consent. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and any subsequent amendments to the Company's registration statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                            Sincerely,

                                            /s/ KIRKPATRICK & LOCKHART LLP